MANAGER'S AGREEMENT, SUBORDINATION
                            AND CONSENT TO ASSIGNMENT
                                                                 Loan No. 99-086

       The undersigned, Corporate Realty Income Fund I, L.P., a Delaware limited partnership ("Manager"), acknowledges and agrees to the following:

       (A) Manager has entered into that certain Management Agreement dated July 1, 1999 ("Contract") with 475 Fifth Avenue Limited Partnership, a Delaware limited partnership ("Assignor"), pursuant to which the Manager shall manage the real property ("Property") commonly known as 475 Fifth Avenue, 475 Fifth Avenue, New York, New York;

       (B) Assignor is obtaining a loan ("Loan") from Heller Financial, Inc. (Heller Financial, Inc., its successors and assigns, is herein called the "Assignee") which is secured by, among other things, a Mortgage Consolidation, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith ("Mortgage") encumbering the Property, which Mortgage contains an assignment to Assignee of Assignor's rights in the Contract; and

       (C) Assignor has informed Manager that the execution and delivery of this Manager's Agreement, Subordination and Consent to Assignment ("Agreement") is a condition precedent to the funding of and a material inducement to Assignee to make the Loan.

       In consideration of the foregoing and to induce Assignee to make the Loan, Manager agrees as follows:

       1. Manager consents to the foregoing assignment ("Assignment") of the Contract by Assignor contained in the Mortgage, and to each of the terms thereof notwithstanding anything to the contrary in the Contract.

       2. Manager shall not modify the Contract without the prior written approval of Assignee.

       3. If Assignee delivers written notice to Manager that Assignee is exercising its rights under the foregoing Assignment, Manager shall continue, at Assignee's written direction, to perform services for Assignee in accordance with the Contract, provided that Assignee pays to Manager (i) prior to the date Assignee takes title to or assumes possession or control of the Property, as mortgagee in possession or otherwise, all costs and expenses arising after the date of such notice including for persons employed on the site performing management services, together with a reasonable fee for accounting and reporting services, except that Assignee shall not be required to pay any contractually required management fee and (ii) from and after the date Assignee takes title to or assumes possession or control of the Property, as mortgagee in possession or otherwise, all fees (including any contractually required management fee), costs and expenses pursuant to the Contract for services rendered to Assignee, notwithstanding Assignor's default under, or breach of, the Contract or any counterclaim, right of set-off, defense or like right against Assignor. However, it is expressly understood that Assignee has no obligation to Manager to exercise Assignee's rights under the foregoing Assignment or to take title to or assume possession or control of the Property, but that the option to exercise such rights rests in the sole discretion of Assignee.

       4. Provided that Manager has received any amounts payable to Manager from Assignee to which it is entitled under Paragraph 3 hereof, Manager shall not terminate the Contract or cease to perform its services thereunder for any reason, including, but not limited to, Assignor's failure to make any payments to Manager, without giving written notice to Assignee of such intention to terminate or cease performing its services at least ten (10) business days prior thereto, in order that Assignee may exercise its rights as described in the Assignment and this Agreement.

       5. If Assignee exercises its rights under the foregoing Assignment, Manager agrees that Assignee shall have no personal obligations or liabilities under the Contract or the Assignment, except as specifically provided herein, and the sole right and remedy of the Manager as against Assignee under the Contract or under this Agreement shall be enforcement of the Manager's lien rights, if any, against the Property. Whether or not Assignee exercises its rights under the Assignment, Assignee shall have the right to terminate the Contract without the payment of any termination fee or penalty (other than payments agreed to by Assignee pursuant to Paragraph 3 hereof) upon five (5) days' prior written notice to Manager at any time following the occurrence of an "Event of Default" under the Mortgage.

       6. Manager shall not accept a management fee in excess of three percent (3%) of the gross income from the Property at any time there exists an "Event of Default" under the Mortgage. Any such excess received by the Manager, or prepayment to Manager made more than thirty (30) days in advance of its due date (whether or not an Event of Default shall have occurred), shall be immediately remitted to Assignee.

       7. Until the Loan has been repaid in full and any claim against Assignor or Assignee made by any person with respect to the Property is extinguished, Manager shall, from time to time, at no cost to Assignee, but only after the occurrence of an "Event of Default" under the Mortgage, furnish to Assignee upon written request any material information Manager may have regarding the management and operation of the Property.

       8. Additionally, Manager represents that there are no defaults under the Contract, no event has occurred that but for the giving of notice or the passage of time, or both, would constitute a default under the Contract, Manager has no counterclaim, right of set-off, defense or like right against Assignor or Assignee, and Manager has been paid all amounts due for its services as of this date, other than amounts that are not yet due.

       9. This agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Illinois, without regard to conflicts of law principles.

       IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ____ day of August, 1999.


                                       MANAGER:

                                       Corporate Realty Income Fund I, L.P.,
                                       a  Delaware limited partnership


                                       By:   1345 Realty  Corporation,  a ______
                                             corporation, a general partner

                                             By:
                                             Name:
                                             Its:


                                       By: ____________________________________
                                            Robert F.  Gossett,  Jr.,
                                            an individual, a general partner

                                      -3-